Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934


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Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
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    Rule 14a-6(e)(2))
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                         First National Bancshares, Inc.
      -------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:


         (2)  Form, Schedule or Registration Statement No.:


         (3)  Filing Party:


         (4)  Date Filed:

                         FIRST NATIONAL BANCSHARES, INC.
                               215 N. Pine Street
                                Spartanburg, S.C.
                                      29302


                    Notice of Annual Meeting of Shareholders


Dear Fellow Shareholders:

         We cordially invite you to attend the 2002 Annual Meeting of Shareholders of First National Bancshares, Inc. (the "Company"), the holding company for First National Bank of Spartanburg. At the meeting, we will report on our performance in 2001 and answer your questions. We are excited about our accomplishments and we look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on April 16, 2002 at 5:30 p.m. at our main office facility at 215 N. Pine St., Spartanburg, SC for the following purposes:

         1.  To elect four members to the Board of Directors of the Company; and
         2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 1, 2002 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


By order of the Board of Directors,



/s/ Jerry L. Calvert                                   /s/ Norman F. Pulliam

Jerry L. Calvert                                       Norman F. Pulliam
President and CEO                                      Chairman

Spartanburg, South Carolina
March 15, 2002

                         FIRST NATIONAL BANCSHARES, INC.
                               215 N. Pine Street
                             Spartanburg, S.C. 29302

                      Proxy Statement For Annual Meeting of
                    Shareholders to be Held on April 16, 2002


         Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               Voting Information

         The Board has set March 1, 2002 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,200,000 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint Jerry L. Calvert and Norman
F. Pulliam as your representatives at the meeting. Mr. Calvert and Mr. Pulliam will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Calvert and Mr. Pulliam will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election Of Directors". We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Calvert and Mr. Pulliam will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report, our annual report on Form 10-KSB, or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 15, 2002.


                      Proposal No. 1: Election of Directors

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class III directors, whose names are listed below, will expire at the meeting:

                                    Class III
                                 ---------------

                                  C. Dan Adams
                              Martha Cloud Chapman
                           Dr. C. Tyrone Gilmore, Sr.
                              Coleman L. Young, Jr.

         Shareholders will elect four nominees as Class III directors at the meeting to serve a three-year term, expiring at the 2005 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

         The Board of Directors recommends that you elect C. Dan Adams, Martha Cloud Chapman, Dr. C. Tyrone Gilmore, Sr., and Coleman L. Young, Jr. as Class III directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Calvert and Mr. Pulliam will vote your proxy to elect Mr. Adams, Ms. Chapman, Dr. Gilmore and Mr. Young. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Calvert and Mr. Pulliam will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees. Each of the nominees is also an organizer and director of our subsidiary, First National Bank of Spartanburg:

         C. Dan Adams, 42, Class III director, has been the president and principal owner of The Capital Corporation of America, Inc., an investment banking company located in Spartanburg, since 1991. He is also president and owner of The Capital Finance Group, Inc., a merger and acquisitions company located in Spartanburg. From 1981 until 1991, he was an employee and vice president of C&S National Bank. Mr. Adams maintains an active role in the business community with ownership interests in several hotel, assisted living, and restaurant businesses. Mr. Adams holds SEC Series 22 and SEC Series 63 licenses from the NASD and is a certified business intermediary. He graduated from the University of South Carolina-Spartanburg in 1983 with a degree in business administration. He is a graduate of The Banking School of the South (Louisiana State University, 1989) and is a Certified Commercial Investment member. He is an active member of the First Baptist Church of Spartanburg.

         Martha Cloud Chapman, 79, Class III director, graduated from the University of North Carolina - Greensboro in 1942 with a degree in art. Ms. Chapman previously was the first female board member of the Spartanburg County Foundation, the South Carolina Development Board, and the South Carolina Mining Council and the chairman of Governor Jim Edward's Inaugural Ball. She was also a past board member of the Spartanburg Music Foundation, the South Carolina Election Commission, the South Carolina Health Coordinating Commission, and the Palmetto Conservation Foundation and a past member of Clemson University's board of visitors. Ms. Chapman currently serves on the board of directors for the SC School for the Deaf & Blind Foundation, Mobile Meals, Ballet Spartanburg, Spartanburg Methodist College, the Palmetto Greenway Alliance and Converse College Alumnae Associates. Ms. Chapman is currently an elder of the First Presbyterian Church, moderator of the Presbyterian Women, a sustainer of the Junior League of Spartanburg, and a trustee of the YMCA foundation.

         Dr. C. Tyrone Gilmore, Sr., 58, Class III director, is the superintendent of Spartanburg County School District 7, where he has served in numerous capacities since 1965 including, principal, assistant principal, teacher, and athletics coach. He graduated from Livingstone College in 1965 with a bachelor of arts degree. Dr. Gilmore earned his Master's degree in 1971 from Converse College and received his Ed. S. in post graduate studies in 1976 from the University of South Carolina - Spartanburg. Dr. Gilmore has been an active member of many organizations, serving in various capacities, including advisory board member of BB&T Bank, chairman of the local United Way Board, member of the Lander University Board of Trustees, former chairman of the South Carolina State Election Commission, former Grand Basileus of the Omega Psi Phi Fraternity, and member of the Mary Black Foundation Board of Trustees.

         Coleman L. Young, Jr., 44, Class III director, has been the president of CLY, Inc., a dry cleaning business located in Spartanburg, since 1994. Mr. Young also serves as property manager for Coleman Young Family Limited Partnership, a real estate development company, and chairman of Upward Unlimited, a non-profit ministry. Mr. Young graduated from Clemson University in 1979 with a bachelor of science degree. Mr. Young served on the advisory board of First Union Bank in Spartanburg from 1995 until May 1999 and is a former board member of the Better Business Bureau of the Foothills. He is currently an active member of First Baptist Church of Spartanburg.

         Set forth below is also information about each of our other directors and executive officers. The terms of the Class I directors expire at the 2003 Annual Shareholders Meeting. The terms of the Class II directors will expire at the 2004 Annual Shareholders Meeting. Each director is also an organizer and a director of our subsidiary bank.

         Mellnee G. Buchheit, 53, Class I director, has been the president of Buchheit News Management, Inc., a firm specializing in media investments, since 1993. From 1980 until 1993, Ms. Buchheit worked in the public relations department for Mid-South Management Company, Inc., a media investment company. She also serves as a director for Wayne Printing Co., Inc. and Hometown News, Inc. Ms. Buchheit graduated from Winthrop University with a degree in education in 1969. Ms. Buchheit currently serves on the board of trustees for Spartanburg Day School, Spartanburg Regional Medical Foundation, and Spartanburg Methodist College. Ms. Buchheit is presently a member of Westminster Presbyterian Church, the Lady Slipper Garden Club, and the Junior League of Spartanburg (sustainer).

         Jerry L. Calvert, 53, Class I director, is the chief executive officer and president of First National Bancshares, Inc. and the First National Bank of Spartanburg. He has over 25 years of experience in the financial services industry. Mr. Calvert was the senior vice president and regional manager for American Federal Bank from 1984 until March 1999, when he resigned to help organize First National Bank of Spartanburg. From 1977 until 1984, he was vice president and city executive for Southern Bank & Trust, located in Gaffney, South Carolina. From 1974 until 1977, Mr. Calvert was a loan officer with First National Bank of South Carolina. Mr. Calvert graduated from Wofford College in 1974 with a bachelor of arts degree in economics. He is also a graduate of The Bankers School of the South at Louisiana State University and the National Commercial Lending School at the University of Oklahoma. Mr. Calvert currently serves on the board of directors of the Spartanburg Urban League, and he serves on the board of trustees for Spartanburg Methodist College. He is a former chairman of the board of the Cities and Schools and a former director and chairman of the board of the Big Brothers/Sisters of Spartanburg. He is a retired Lt. Colonel in the U.S. Marine Reserves and a Vietnam veteran. Mr. Calvert was Rotarian of the Year in 1998-1999 and he has been elected president of the Spartanburg Rotary Club for 2003. He was the 2000 chairman of the board of the Spartanburg Area Chamber of Commerce.

         W. Russel Floyd, Jr., 51, Class I director, has been the president of
W. R. Floyd Services, Inc., a funeral home and cemetery operation located in Spartanburg, since 1978, the president of Westwood Memorial Gardens, Inc., a cemetery located in Spartanburg, and the vice president of Piedmont Crematory since 1980. He also serves as the president of Business Communications, Inc., a local provider of telephone services and equipment since 1984. Mr. Floyd graduated from the University of North Carolina - Chapel Hill in 1972 with a bachelor of science degree in business administration, and he received a bachelor of arts degree in psychology from the University of North Carolina - Charlotte in 1977. He served on the advisory board for Wachovia of Spartanburg from 1994 until April 1999 and was past president of the Spartanburg Boy's Home for two terms while serving on the board from 1986 until 1999. Mr. Floyd served on the board of deacons at First Presbyterian Church of Spartanburg and the board of trustees for the Spartanburg YMCA. Mr. Floyd is also a member of the Spartanburg Rotary Club.

         Dr. Gaines W. Hammond, Jr., 53, Class II director, is a urologist practicing in Spartanburg since 1980 when he founded Hammond & Bass Urology, P.A. Currently, he is practicing with Mary Black Health Systems, LLC and serves as chairman of the Mary Black Physician Group and Leadership Council. Dr. Hammond graduated from Washington & Lee University in 1971 and from the Medical University of S.C. in 1974 and received surgery and urologic training at Indiana University. He founded Medstone International of Irvine, California in 1984. From 1992 to 1996, he served as Chairman of the Board of Maxum Health Care, Inc. headquartered in Dallas, Texas which provides MRI services in twenty-six states. He founded Hammond Investments in 1989 which consults, develops, and invests in the medical technology industry. He is a consultant to Boston Scientific Corporation and holds numerous patents on medical devices. He is an active member of First Presbyterian Church of Spartanburg. He is a board-certified urologic surgeon and a member of a number of related professional organizations.

         Benjamin R. Hines, 45, Class II director, has been president of Spencer/Hines Properties, a commercial real estate firm located in Spartanburg since 1986. He has been involved in numerous real estate brokerage and development projects including, retail, office, and industrial facilities. Mr. Hines was also President of Palmetto Golf, Inc., a golf course management company, and currently serves as a partner in Advance Business Funding, LLC, a local company specializing in factoring. He also holds South Carolina and North Carolina real estate licenses, and he has been licensed as a Certified Financial Planner since 1989. Mr. Hines graduated from Wofford College in 1978 with a Bachelor's Degree in Economics. He has served on the Eastern Regional Advisory Board of American Federal Bank from 1994 until April 1999. In addition, he has acted as a Board Member for the Pine Street YMCA and the Mary Black Hospital Advisory Committee and was Chairman of the Board for Child Evangelism Fellowship, a non-profit Christian Ministry.

         William A. Hudson, 66, Class I director, founded Diversco, Inc., an outsourcing and contract services business located in Spartanburg, in 1969. Since 1969, Mr. Hudson has held various positions with Diversco, including chairman and chief executive officer; he is currently vice chairman of Diversco. He graduated from Clemson University in 1957 with a bachelor of science degree in education. Mr. Hudson played professional football for the San Diego Chargers, Boston Patriots, and Montreal Alouettes from 1957 until 1963. Mr. Hudson remains an active member of the business community maintaining an ownership interest in several real estate entities. He served on the Wachovia Bank advisory board from 1995 until May 1999. Mr. Hudson is a member of St. Paul United Methodist Church, S.C. Athletic Hall of Fame, and the Clemson University Athletic Hall of Fame. He currently serves on the board of directors for the Spartanburg Regional Medical Center Heart Center.

         Robert (Bob) W. Murdoch, Jr.,57, is senior vice president, city executive, and compliance officer of First National Bank of Spartanburg. He has over 30 years of experience in the financial services industry. Mr. Murdoch was vice president and executive officer with Spartanburg National Bank from August 1988 until February 2000, when he resigned to join First National Bank of Spartanburg. From 1980 until 1988 he was vice president and regional consumer banking manager with Southern Bank. From 1970 until 1980, Mr. Murdoch was assistant vice president and branch manager with South Carolina National Bank. Mr. Murdoch is a 1987 graduate of the Banker's School of the South at Louisiana State University. Mr. Murdoch currently serves on the board of directors of the American Institute of Banking and also serves as a board member of the Cancer Association of Spartanburg and Cherokee County. Mr. Murdoch is also a member of Spartanburg Area Chamber of Commerce and Home Builders Association.

         Kitty B. Payne, CPA, 31, is the senior vice president and chief financial officer of First National Bancshares, Inc. and First National Bank of Spartanburg. Ms. Payne was most recently employed with KPMG Peat Marwick, LLP as a senior tax manager from 1992 until November 1999 where she worked extensively with community banks in the Carolinas. Ms. Payne received her bachelors degree in financial management and accounting from Clemson University in 1992. She currently serves as treasurer of the Spartanburg board of directors of the Urban League of the Upstate and is an active member of the Uptown Spartanburg Sertoma Club and the Spartanburg Business and Professional Women's Breakfast Club. She served on the 2001 Spartanburg Arts Partnership Campaign Cabinet and has been active with the United Way of Greenville, South Carolina and Junior Achievement of Greenville and Spartanburg, South Carolina.

         Norman F. Pulliam, 59, Class I director, is our chairman of the board. He was president of Pulliam Investment Company from 1970 to 1999, when he was elected chairman of the board of directors. Pulliam Investment Company is a real estate development, investment and property management firm. He is a graduate of Clemson University and Harvard University Graduate School of Business Administration. He served for twelve years as chairman of the South Carolina Manufactured Housing Board. He is a past member of the board of visitors of Clemson University and the board of trustees of Spartanburg Day School. He served for thirteen years as co-chairman of the board of directors of the Spartanburg Development Council and has served on the executive committee of the board of directors for the Spartanburg Area Chamber of Commerce. He is past chairman of the Piedmont Chapter of the American Red Cross, past president of the Spartanburg's Home, Spartanburg Arts council, and chairman of the board of the board of commissioners for the South Carolina School for the Deaf, Blind and Multi-Handicapped. He is trustee of the Walker Foundation and the VSP Foundation.

         Peter E. Weisman, 64, Class II director, is an owner and managing member of Peter Weisman / Kinney Hill Associates, LLC, a real estate development company established in 1989 and located in Spartanburg. Mr. Weisman has also been a general partner of P & J Realty Co., a real estate development company located in New York, New York, since 1969. He graduated from the University of Pennsylvania in 1961 with a degree in architecture. Mr. Weisman is an AIA licensed architect and an active member of the Society of 1921 Spartanburg Regional Foundation.

         Donald B. Wildman, 52, Class II director, is a managing partner of the law firm of Johnson, Smith, Hibbard, and Wildman, LLP. Mr. Wildman has been a transactions attorney with the firm since 1974. He maintains an active role in the business community with ownership interests in several real estate properties in the Spartanburg area. He graduated from Wofford College in 1971 with a bachelor of arts degree, and received his juris doctor from the University of South Carolina School of Law in 1974. He is an active member of the Spartanburg County Home Builders Association, the Spartanburg County Historical Association, the Real Estate Practices Section Council of the S.C. Bar Association and a member and elder of Westminster Presbyterian Church of Spartanburg. Mr. Wildman has served as chairman of both the City of Spartanburg Board of Architectural Design and Historical Review and the Planning Commission.

         David H. Zabriskie,40, is our senior vice president, chief lending officer and CRA officer. He has over 15 years experience in the financial services industry. Mr. Zabriskie was first vice president and commercial lending manager with American Federal Bank (CCB Financial) from September 1995 until December 1999, when he resigned. Mr. Zabriskie has also served as a bank examiner for the Office of the Comptroller of the Currency and the Office of Thrift Supervision. Mr. Zabriskie received his bachelor's degree in business administration from Furman University in 1984. He is an active member of the Spartanburg Area Chamber of Commerce, the Junior Achievement, the Board of Trustees for the Walker Foundation (School for the Deaf and Blind), the Spartanburg Downtown Rotary Club, and the Arts Partnership of Spartanburg County.

                Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

     The following table shows the compensation we paid to our president and chief executive officer for the years ended December 31, 2001, 2000 and 1999.


                           Summary Compensation Table
                                                                                                      Long Term
                                                                                                    Compensation
                                                               Annual Compensation                     Awards
                                                               -------------------                  -------------
                                                                                                       Number of
                                                                              Other Annual          Securities
Name and Principal Position             Year        Salary       Bonus(1)    Compensation(2)     Underlying Options
---------------------------             ----        ------       -----       ------------       ------------------

Jerry L. Calvert                         2001     $    110,458        --      $     10,795                --
President and Chief Executive            2000     $    100,632     $10,000    $     12,873              80,000
    Officer                              1999     $     76,685        --               --                 --


(1) Mr. Calvert received a $10,000 bonus upon opening the bank pursuant to the terms of the contractual employment agreement described below.

(2) Other annual compensation includes certain personal benefits such as an automobile allowance, insurance premiums paid by the Company on behalf of Mr. Calvert and the annual matching contribution to the Company retirement savings plan which Mr. Calvert becomes fully vested in after five years of service. The total value of such benefits for any year presented did not exceed, in the aggregate, the lesser of $50,000 or ten percent of the executive's annual salary and bonus.

Aggregated Option Exercises and Year-End Option Values

                                                                       Value of Unexercised
                            Number of Unexercised Securities          In-the-Money Options at
                          Underlying Options at Fiscal Year End         Fiscal Year End (1)
Name                           Exercisable/Unexercisable             Exercisable/Unexercisable
----                      --------------------------------------     --------------------------

Jerry L. Calvert                      32,000/48,000                       $29,120/$43,680


------------------
(1) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($10.91) of the underlying common stock at March 1, 2002. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option.


                              Employment Agreement

         We entered into an employment agreement with Jerry Calvert on July 20, 1999 for an annually renewing three-year term, pursuant to which Mr. Calvert serves as our president, our chief executive officer, and a director of our subsidiary bank. Upon the bank opening, Mr. Calvert initially received a salary of $110,000, plus his family medical insurance premium. Mr. Calvert received a bonus of $10,000 upon the bank opening on March 27, 2000. Mr. Calvert is eligible to receive an additional bonus of up to 5% of pre-tax net income of our bank and related entities. Mr. Calvert is eligible to participate in any management incentive program or any long-term equity incentive program we adopt and is eligible for grants of stock options and other awards thereunder. Under the 2000 Stock Incentive Plan, approved at the Annual Meeting of Shareholders on May 4, 2000, with an effective date of March 6, 2000 we granted Mr. Calvert's options to purchase 60,000 shares of common stock on March 27, 2000 at an exercise price of $10.00 per share. The options vest over a five-year period and have a term of ten years. Additionally, Mr. Calvert participates in our other benefit programs and is entitled to a life insurance policy, lease of an automobile, and travel and business expenses. Mr. Calvert's employment agreement also provides that following termination of his employment and for a period of 12 months thereafter, Mr. Calvert may not, without our prior written consent, serve as an executive officer of any bank, bank holding company, or other financial institution within our territory.

         As an organizer of the bank, Mr. Calvert also received a warrant to purchase two shares of common stock at a purchase price of $10.00 per share for every three shares he purchased in the offering. These warrants are represented by a separate warrant agreement which vests over a five year period beginning February 10, 2001, and will be exercisable in whole or in part over the ten-year period following that date.

Director Compensation

         Neither First National Bancshares nor our bank paid directors' fees during the last fiscal year.

                          Security Ownership of Certain
                        Beneficial Owners and Management
General

         The following table shows how much of our common stock is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 1, 2002. In addition, each organizer received a warrant to purchase two shares of common stock at a purchase price of $10.00 per share for every three shares purchased by that organizer in the offering, for a total of 313,333 shares. The warrants, which are represented by separate warrant agreements, will vest over a five year period beginning on February 10, 2001 and will be exercisable in whole or in part during the ten-year period following that date.

                                                    Shares Beneficially          Right To
Name                                                     Owned (1)              Acquire (2)          Percent(3)
-----                                                    ---------              -----------          ----------

C. Dan Adams                                               50,000                  13,333              5.22%
Mellnee G. Buchheit                                        30,000                   8,000              3.15%
Jerry L. Calvert  (4)                                      30,300                  32,000              5.06%
Martha C. Chapman                                          20,000                   5,334              2.10%
W. Russel Floyd, Jr.                                       30,000                   8,000              3.15%
Dr. C. Tyrone Gilmore, Sr.                                 10,000                   2,667              1.05%
Dr. Gaines W. Hammond, Jr.                                 63,200                  16,000              6.51%
Benjamin R. Hines                                          42,000                  11,200              4.39%
Robert W. Murdoch, Jr.                                          0                   4,000              0.33%
William A. Hudson  (5)                                     72,000                  16,000              7.24%
Kitty B. Payne                                              1,500                   4,000              0.46%
Norman F. Pulliam                                          63,200                  16,000              6.51%
Peter E. Weisman                                           33,000                   8,800              3.46%
Donald B. Wildman  (6)                                     20,100                   5,334              2.11%
Coleman L. Young, Jr.                                      25,000                   6,666              2.62%
David H. Zabriskie                                            200                   4,000              0.35%

All directors and executive officers                      490,500                 161,334             53.60%
as a group (16 persons)

(1)      Includes shares for which the named person:
         o   has sole voting and investment power,
         o   has shared voting and investment power with a spouse, or
         o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes. o Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising vested stock options but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

(4) Includes 100 shares owned by his son Jerry Calvert, Jr., 100 shares owned by his son Timothy R. Calvert and 100 shares owned by his daughter Casey M. Calvert in a trust in which he acts as trustee.

(5) Includes 2,000 shares in trust for Alexa S. Hudson, 2,000 shares in trust for Lanie Ann Hudson, 2,000 shares in trust for William Alex Hudson, II, 2,000 shares in trust for John M. Hammond, 2,000 shares in trust for Lillian Grace Hammond and 2,000 shares in trust for Ross H. Hammond in which he acts as trustee.

(6) Includes 100 shares in trust for William Reid Wildman in which he acts as custodian.

                Meetings And Committees Of The Board Of Directors

         During the year ended December 31, 2001, our board and our bank's board of directors held 16 meetings. All of our directors and the directors of the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served except Dr. C. Tyrone Gilmore, Sr. who attended at least 75% of all board meetings.

         Our board of directors has appointed a number of committees, including an audit committee and a compensation committee. The audit committee is composed of Coleman L. Young, Jr., Donald B. Wildman, Mellnee Buchheit, Dr. C. Tyrone Gilmore, Sr., Dr. Gaines W. Hammond, Jr. and W. Russel Floyd, Jr. The audit committee met four times in 2001.

         The functions of the audit committee are set forth in its charter, which is included as Appendix A. The initial charter was adopted in March of 2000 and amended in February 2002. The audit committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The audit committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

         The compensation committee is composed of William A. Hudson, Jerry L. Calvert, Mellnee Buchheit, Martha C. Chapman, Norman F. Pulliam and Coleman L. Young, Jr. The compensation committee met four times in 2001.

         We do not have a nominating committee or a committee serving a similar function.


                   Report Of The Audit Committee Of The Board

         The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not be deemed filed under such acts.

         The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with our independent auditors the independent auditor's independence from us and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

         The report of the audit committee is included herein at the direction of its members Coleman L. Young, Jr., Donald B. Wildman, Mellnee Buchheit, Dr.
C. Tyrone Gilmore, Sr., Dr. Gaines W. Hammond, Jr. and W. Russel Floyd, Jr.

                                   Audit Fees

         The aggregate fees billed for professional services rendered by the independent auditors during the 2001 fiscal year for audit of our annual financial statements and review of those financial statements included in our quarterly reports filed on SEC Form 10-QSB totaled $13,500.

          Financial Information Systems Design and Implementation Fees

         We did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the year ended December 31, 2001.
                                 All Other Fees

         We did not engage the independent auditors to provide, and the independent auditors did not bill for any non audit services during the year ended December 31, 2001.

                 Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us or the bank. Loans to individual directors and officers must also comply with the bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of its transactions with its affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that they were filed in a timely fashion during 2001.

                              Independent Auditors

         We have selected Elliott Davis, LLP to serve as our independent auditors for the year ending December 31, 2002. We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have the opportunity to make a statement if he or she desires to do so. Crisp Hughes Evans, LLP served as our independent auditors for the year ended December 31, 2001. We do not expect a representative from this firm to be present at the annual meeting.

        Shareholder Proposals for the 2003 Annual Meeting of Shareholders

         If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2003 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 15, 2002. To ensure we have prompt receipt, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

         March 15, 2002

                                   Appendix A

                         First National Bancshares, Inc.
            Charter of the Audit Committee of the Board of Directors


I.       Audit Committee Purpose

         The Audit Committee is a standing committee appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Monitor the integrity of the Company's financial reporting process and systems of the internal controls regarding finance, accounting, and legal compliance.

         o Monitor the independence and performance of the Company's independent auditors.

         o Provide an avenue of communication among the independent auditors, management, internal auditors and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

         The Audit Committee shall be comprised of independent nonexecutive directors, free of any relationship that, in the opinion of the Board, would materially interfere with the exercise of independent judgment. Members of the committee should have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board. The committee shall meet at least annually or more frequently as circumstances dictate. The committee will meet at least annually with senior management and the independent auditors.


III.     Audit Committee Responsibilities and Duties

         Review Procedures of the Audit Committee are:

         o Review the Company's annual financial statements prior to filing or distribution.

         o Review significant findings prepared by the independent auditors and any internal auditors together with the management's responses.

         o Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         o It is the responsibility of the Company's management to ensure that the Company's financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles. The Company's management is also responsible for compliance with applicable laws, rules, regulations, and accounting and financial controls and standards.

         With respect to independent Auditors:

         o The independent auditor is ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee should review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors and discharge of auditors when circumstances warrant.

         o On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         Other Audit Committee Responsibilities are:

         o Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

         o Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board of Directors deem necessary or appropriate.

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                         FIRST NATIONAL BANCSHARES, INC.
                          to be held on April 16, 2002

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Jerry L. Calvert and Norman F. Pulliam, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of First National Bancshares, Inc. that the undersigned would be entitled to vote at our Annual Meeting of Shareholders of the Company to be held at 215 N. Pine Street, Spartanburg, S.C. 29302, at 5:30 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: "for" Proposal No. 1 to elect the four identified Class III directors to serve on the Board of Directors for three-year terms.

1. PROPOSAL to elect the four identified Class III directors to serve for three year terms Class III:

             C. Dan Adams
             Martha Cloud Chapman
             Dr. C. Tyrone Gilmore, Sr.
             Coleman L. Young, Jr.

             |_| FOR all nominees                |_|  WITHHOLD AUTHORITY
                 listed (except as marked to          to vote for all nominees
                 the contrary)

          (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).


                                       Dated:                             , 2002
                                              ---------------------------


Signature of Shareholder(s)            Signature of Shareholder(s)

---------------------------             ---------------------------

Please print name clearly              Please print name clearly



Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership,